Exhibit 99.1

Mount Knowledge Holdings, Inc. Signs Definitive Agreement to Acquire
A Well-Established Business English and Communication Skills
Training Company in Hong Kong and China

NOVI, Mich., October 6, 2010 Mount Knowledge Holdings, Inc. (the "Company") (OTCBB: MKHD), an educational software development, sales and training company offering innovative and proprietary learning products and training services worldwide, today announced it has signed a definitive agreement to acquire The Language Key group of companies, a well-established business English and communication skills training organization in Asia.

Established in 1994 and headquartered in Hong Kong, The Language Key Training, Ltd, and its affiliated subsidiary in Shanghai, including branch offices in Beijing and Guangdong, China, continue to provide custom-tailored Business English and Communications Skills courses, Soft Skills workshops, Executive Coaching and other related services to public and private sector clients, including government entities in Hong Kong and Mainland China and Fortune 500 corporations. Language Key’s strong brand has helped to create a client list consisting of well-recognized international companies such as HSBC, Ernst & Young, Maersk, Coca-Cola, Bayer, Deloitte Touche Tomatsu, Citibank, FedEx, Canon, Pepsico, Shangri-La, UBS, Thyssen Krupp, Zurich Insurance, Swatch, Philips Electronics, Standard Chartered Bank and many others.

Upon closing, the Company gains an immediate presence in the Asian B2B market and a revenue stream projected to be approximately USD $2,000,000 for the fiscal year-end October 31, 2010. Language Key generated approximately (unaudited) USD $1,600,000 in combined revenues from its Hong Kong and China operations for the year-ending October 31, 2009, which will be consolidated in the Company’s financial statements in the next 10K filing.

"We believe we are on a new path to becoming a leading corporate icon in the Asian market,” stated Daniel A. Carr, President and CEO of Mount Knowledge Holdings, Inc. “Management’s focus over the next few months will be to implement a key part of our strategy that involves integrating both online and traditional language learning tools and methods, spearheaded by Language Key. The objective now is to blend the Company’s “innovative and state-of-the-art” technology with Language Key’s 15+ years of experience and expertise through a proprietary e-portal which will drive growth across all revenue channels.”

Over the past six months, Language Key has been focused on expanding its relationships with key blue chip international, Hong Kong and Mainland Chinese clients such as Lenovo, PCCW, and China Eximbank, as well as adding new clients, including Deloitte Touche Tomatsu CPA Ltd., Adobe China, and Oracle Corporation. The Company believes that Language Key’s demonstrated core competence in understanding and consistently delivering on its clients’ training needs differentiates it from its competitors and will be a critical asset to its plan to grow its B2B operations across the Asia-Pacific region.

The English Language Training (ELT) market in China is one of the largest in the world, increasing nearly 10% annually and is anticipated to reach USD $4 billion in 2010, according to China Education and Training Industry Research Report. In addition, the National Bureau of Statistics of China, Ministry of Education estimates that the private education market will top USD $117B by 2013. In terms of numbers of potential customers from China’s large and growing market for learning software products and teaching services, there were more than 300 million users in the online English training (OET) Market in China by the end of 2008 as published by Market Avenue in March 2010, with a significant number of Chinese workers looking to improve on their English language skills to greatly enhance household income, as stated by ChinaHR.com.

The acquisition of Language Key extends Mount Knowledge’s market potential and enables it to provide an even more comprehensive language learning solution to a large and loyal customer base. The new entity will combine the highly regarded Language Key brand with Mount Knowledge’s comprehensive portfolio of the proprietary language software, including the Knowledge Generator™ Real-Time Learning System.

In the Company’s next phase of expansion, plans are to include organic and acquisitive growth in both its existing and new geographic markets, as well as acquiring valuable content, products and services. The Company projects consolidated annual revenues of USD $4M to $5M within the next 12 months from the date of closing based upon its anticipated growth plan.

"This is an exciting new chapter for The Language Key organization. We are thrilled about the potential growth opportunities that we will have as a part of Mount Knowledge, through technological collaboration, new product development and geographic expansion. We look forward to working with the Mount Knowledge team to become a leading corporate training brand across the Asia-Pacific region,” said Dirk Haddow, President and Chief Executive Officer, Language Key.

Upon the completion of the purchase of Language Key, the Company will own the assets of Language Key Asia Ltd, a to be formed parent entity, and its operational subsidiaries, making the entities wholly-owned and operated subsidiaries of the Company, pursuant to a parent-subsidiary Language Key restructuring plan. The closing is scheduled on or before October 31, 2010 upon completion of all required actions, including the completion of consolidated and audited financial statements of Language Key to coincide with MKHD’s fiscal year end of October 31, 2010.

About Language Key.

The Language Key Training Ltd. was set up in Hong Kong in 1994 and is now an established business English and communication skills training consultancy. In 2002, The Language Key China Ltd. was set up in Hong Kong and its Wholly-Owned Foreign Enterprise (“WOFE”) Shanghai subsidiary was set up in the same year. The WOFE has since registered branch offices in Beijing and Guangdong. All Language Key entities provide generic and tailored Business English and Communications Skills courses, Soft Skills workshops, Executive Coaching and other related services to public and private sector clients, including government entities in Hong Kong and Mainland China and many Fortune 500 corporations.

About Mount Knowledge Holdings Inc.

Mount Knowledge Holdings, Inc. (OTCBB: MKHD) is an educational software development, sales and training company offering innovative and proprietary "real-time self learning" software products and teaching services for both corporate and direct consumer markets worldwide. The Company's technology stems from an interactive and visual learning system referred to as "Syntality™," integrated into a core application known as the "Knowledge Generator™", and is currently being offered in China to the more than 300 million students from grade school to university seeking to learn English, and a vast number of people in the Chinese workplace increasing their English fluency to achieve greater income earning potential.

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially from forecasted results. These risks and uncertainties include our ability to: attract members; convert members into paying subscribers and retain our paying subscribers; our ability to successfully implement our current long-term growth strategy; as well as product demand, market competition, fluctuations in advertising payouts, reliance on credit card processors and related necessary merchant account approvals, delays in website & application development, technical issues beyond our control, reliance on the various platforms that we build applications on, and risks inherent in our operations. For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the Commission are available from commercial document retrieval services and at the website maintained by the Commission at http://www.sec.gov.

CONTACT:

Mount Knowledge Holdings, Inc.
Daniel A. Carr, President / CEO
(248) 893-4538
(888) 682-3038
39555 Orchard Hill Place
Suite 600 PMB 6096
Novi, Michigan 48375

Or

KCSA Strategic Communications
Todd Fromer / Marybeth Csaby / Phil Carlson
212-896-1215 / 1236 / 1233
MtKnowledge@kcsa.com